EXHIBIT 23b

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Shared Technologies Cellular Inc. on Form S-8 of our report dated March 16, 2001 on our audits of the consolidated financial statements and financial statement schedule of Shared Technologies Cellular Inc. as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999, and 1998, which report is included in the Annual Report on Form 10-K of Shared Technologies Cellular, Inc.

                                         /S/ ROTHSTEIN, KASS & COMPANY, P.C.
                                         ---------------------------------------
                                         ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
April 3, 2001


                                      -16-